UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 31, 2006


                   Jupiter Marine International Holdings, Inc.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)


          Florida                        0-26617                  65-0794113
          -------                        -------                  ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

               3391 S.E. 14th Avenue
             Port Everglades, Florida                            33316
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     (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (954) 523-8985
                                                           --------------

                         -------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 Entry into a Material Definitive Agreement

         On August 31, 2006, effective July 27, 2007, the Company entered into an Addendum to Lease Agreement for its executive offices and manufacturing facility in Port Everglades, Florida, extending the term of its Lease Agreement dated July 27, 2001 through July 26, 2009. The remaining terms of the Lease Agreement remain unchanged. The initial term of the Lease Agreement expired on July 26, 2006. As per the Lease Agreement, the monthly rent will increase 5% per year to $18,356.44 for the first year of the extended term, $19,274.26 for the second year of the extended term and $20,237.97 for the third year of the extended term. Carl Herndon, the Company's chief executive officer personally owns the Company's manufacturing facility in Port Everglades, Florida. The Company believes that the Lease Agreement and Addendum between the Company and Mr. Herndon were consummated on terms no less favorable than with an unrelated party.

Item 9.01  Financial Statements and Exhibits.

           (d) Exhibits.

               10.5.5    Addendum to Lease Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 31, 2006              JUPITER MARINE INTERNATIONAL HOLDINGS, INC.

                                   BY:  /s/ CARL HERNDON
                                      ------------------
                                      Carl Herndon
                                      Chief Executive Officer